UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 11, 2012

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OF FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On September 11, 2012, Stein Mart, Inc. (the “Company”), received a notice from the NASDAQ Stock Market indicating that the Company is not in compliance with the continued listing requirements of NASDAQ Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the quarterly period ended July 28, 2012 with the Securities and Exchange Commission. NASDAQ Listing Rule 5250(c)(1) requires the Company to timely file all required periodic reports and other documents with the Securities and Exchange Commission.

The Company completed the replacement of its legacy merchandise information system during the second quarter. The conversion to the new system has delayed the accounting reconciliations for the validation of inventory and accounts payable balances that come from the new system. In addition, the Company is evaluating the control implications related to the error correction resulting from incorrect capitalization and amortization of certain software costs as well as software assets no longer in use, as discussed in the Company’s second quarter earnings release dated August 16, 2012. Until the reconciliations and the control evaluation are finalized, the Company is unable to complete its second quarter financial statements and file it’s Form 10-Q for the quarterly period ended July 28, 2012. The Company intends to file its Form 10-Q for the quarter ending July 28, 2012 with the SEC to regain compliance with NASDAQ Listing Rule 5250(c)(1) within the 60 day required period. When that filing is made the Company will regain compliance with the NASDAQ listing rules.

The Company issued a press release on September 13, 2012, disclosing its receipt of the NASDAQ Notice. A copy of the press release is attached as exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press Release dated September 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: September 13, 2012	By:	/s/ Gregory W. Kleffner
Gregory W. Kleffner
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1 Press Release dated September 13, 2012.